Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

ALLETE, INC.

AS ADOPTED ON DECEMBER 15, 2025

i

Article 6. General Provisions		5
6.1	Books and Records	5
6.2	Fiscal Year	5
6.3	Corporate Seal	5
6.4	Amendment of Bylaws	6

ii

SECOND AMENDED AND RESTATED
BYLAWS
OF
ALLETE, INC.

ARTICLE 1.
SHAREHOLDERS

1.1           Place of Meetings.  Except as provided otherwise by the Minnesota Business Corporation Act, regular meetings of the shareholders shall be held at such place, within or without the state of Minnesota, on such date and at such time as the board of directors may determine.

1.2         Regular Meetings.  Regular meetings of the shareholders may be held on an annual or other less frequent basis but need not be held unless required by the Minnesota Business Corporation Act.  At each regular meeting of the shareholders, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

1.3           Special Meetings.  Special meetings of the shareholders may be called for any purpose or purposes at any time by the board of directors, the chief executive officer or any other persons(s) specifically authorized under the Minnesota Business Corporation Act to call special meetings.  Except as provided otherwise by the Minnesota Business Corporation Act, special meetings of the shareholders shall be held at such place, within or without the state of Minnesota, on such date and at such time as the person calling such meeting may determine.

1.4         Quorum, Adjourned Meetings.  The holders of a majority of the voting power of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business at any regular or special meeting.  Whether or not a quorum is present at the meeting, the chief executive officer may adjourn the meeting from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting.  At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.  If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment even though the withdrawal of a number of shareholders originally present leaves less than the proportion otherwise required for a quorum.

1.5         Voting.  At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy, with one vote for each share held.  The shareholders shall take action by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on that item of business, or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except to the extent that the Minnesota Business Corporation Act may require a larger proportion or number.

1.6           Record Date.  The board of directors may fix, or authorize an officer to fix, a date not more than 60 days before the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and entitled to vote at, such meeting, notwithstanding any transfer of shares on the books of ALLETE, Inc. (the “Company”) after any record date so fixed.

1.7           Notice of Meetings.  Notice of all meetings of shareholders shall be given to each holder of shares entitled to vote at the meeting, at such shareholder’s address as shown by the books of the Company, containing the date, time and place of the meeting at least 24 hours before the date of the meeting, except as otherwise provided in Section 1.4 with respect to an adjourned meeting and as otherwise provided by the Minnesota Business Corporation Act.  Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

1.8          Written Action.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action (which may be in counterparts) signed by all of the shareholders entitled to vote on that action.  The written notice is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

1.9         Chief Executive Officer; Secretary.  The chief executive officer shall preside over any meeting of the shareholders and the secretary shall keep official records of all such meetings.  In the absence of the secretary, the chief executive officer may appoint any person to act as secretary of the meeting.

ARTICLE 2.
DIRECTORS

2.1          Number, Qualifications and Term of Office.  The number of directors of the Company shall be determined from time to time by the board of directors.  A director must be a natural person and need not be a shareholder.  Each of the directors shall hold office until the regular meeting of shareholders next held after such director’s election and until such director’s successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director.

2.2           Board Meetings.  Meetings of the board of directors may be held from time to time at such time and place within or without the state of Minnesota as may be designated in the notice of such meeting.

2.3          Calling Meetings; Notice.  Meetings of the board of directors may be called by any director by giving notice (i) in person or by telephone to the director at least 24 hours in advance of the meeting, or (ii) by personally delivering written notice to the director’s last known business or home address at least 48 hours in advance of the meeting.  If the date, time and place of a meeting of the board of directors has been announced at a previous meeting of the board, no notice is required.  Notice of an adjourned meeting of the board of directors need not be given other than by announcement at the meeting at which adjournment is taken.

2.4           Waiver of Notice.  Notice of any meeting of the board of directors may be waived by any director either before, at or after such meeting orally or in a writing signed by such director.

2.5          Quorum.  A majority of the directors holding office immediately prior to a meeting of the board of directors shall constitute a quorum for the transaction of business at such meeting.  In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present.  If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

2.6       Conference Communications.  Any or all directors may participate in any meeting of the board of directors  by any means of communication through which the directors may simultaneously hear each other during such meeting, and such participation constitutes presence in person at the meeting.

2.7        Vacancies; Newly Created Directorships.  Vacancies on the board of directors by reason of death, resignation, removal or disqualification may be filled for the unexpired term by a majority of the remaining directors even though less than a quorum.  Vacancies on the board of directors resulting from newly created directorships may be filled by the affirmative vote of a majority of directors serving at the time of such increase.  Each such director appointed to fill a vacancy shall hold office for the term to which such director was appointed and until such director’s successor shall have been elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

2.8           Removal.  A director may be removed at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors.  A director named by the board of directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected such director to the board of directors in the interim between the time of the appointment to fill such vacancy and the time of the removal.  New directors may be elected at a meeting at which directors are removed.

2.9           Act of the Board.  The board of directors shall take action by the affirmative vote of (i) a majority of the directors present at a duly held meeting at the time the action is taken, or (ii) a majority of the minimum proportion or number of directors that would constitute a quorum for the transaction of business at the meeting, except to the extent that the Minnesota Business Corporation Act may require a larger proportion or number.

ARTICLE 3.
OFFICERS

3.1           Offices Created; Qualifications; Election.  The corporation shall have a chief executive officer, a chief financial officer and such other officers, if any, as the board of directors from time to time may elect.  Any number of offices or functions of those offices may be held or exercised by the same person.  The board of directors may elect officers at any time.

3.2         Term of Office.  Each officer shall hold office until his or her successor has been elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

3.3           Removal of Officers.  Any officer may be removed from office at any time, with or without cause, by the board of directors.

3.4           Resignation.  An officer may resign at any time by giving written notice to the Company.  A resignation will be effective upon its receipt by the Company unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

3.5          Vacancies.  A vacancy in any office may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled by the board of directors.

3.6          Powers.  Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws, (ii) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties, (iii) set forth in the Minnesota Business Corporation Act, or (iv) commonly incident to the office held.

3.7          Chief Executive Officer.  The chief executive officer shall have general active management of the business of the Company.  The chief executive officer shall preside at all meetings of the shareholders and board of directors.  The chief executive officer shall see that all orders and resolutions of the board of directors are carried into effect.  The chief executive officer shall execute and deliver, in the name of the Company, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Company unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the articles of incorporation or bylaws or by the board of directors to some other officer or agent of the Company.  The chief executive officer shall maintain records of and, whenever necessary, certify all proceedings of the board of directors and the shareholders, and in general, shall perform all duties usually incident to the office of the president.  The chief executive officer shall have such other duties as may, from time to time, be prescribed by the board of directors.

3.8          Chief Financial Officer.  The chief financial officer shall keep accurate financial records for the Company.  The chief financial officer shall deposit all moneys, drafts and checks in the name of, and to the credit of, the Company in such banks and depositories as the board of directors shall, from time to time, designate.  The chief financial officer shall have power to endorse for deposit, all notes, checks and drafts received by the Company.  The chief financial officer shall disburse the funds of the Company, as ordered by the board of directors, making proper vouchers therefore.  The chief financial officer shall render to the chief executive officer and the board of directors, whenever requested, an account of all transactions entered into as chief financial officer and of the financial condition of the Company, and shall perform such other duties as may, from time to time, be prescribed by the board of directors or by the chief executive officer.

3.9           Secretary.  The secretary, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the chief financial officer, and shall have such powers and duties as the board of directors, the chief executive officer or the chief financial officer may assign to the secretary.

ARTICLE 4.
SHARES

4.1           Uncertificated Shares.  All shares of the Company shall be uncertificated.

4.2        Share Register.  The Company shall keep at its principal executive office, or at another place or places within the United States determined by the board of directors (i) a share register not more than one year old, containing the names and addresses of the shareholders, and (ii) the number of shares held by each shareholder and the dates of issue for such shares.

4.3          Transfer of Shares.  The transfer of shares on the share transfer books of the Company may be authorized only by the shareholder of record thereof, who shall furnish proper evidence of authority to transfer.  The Company may treat as the exclusive owner of shares of the Company for all purposes, the person or persons in whose name shares are registered on the books of the Company.

ARTICLE 5.
INDEMNIFICATION

5.1         Indemnification.  The Company shall indemnify all officers and directors of the Company, for such expenses and liabilities, in such manner, under such circumstances and to such extent as required or permitted by the Minnesota Business Corporation Act, as now enacted or hereafter amended.  Unless otherwise approved by the board of directors, the Company shall not indemnify any employee of the Company who is not otherwise entitled to indemnification pursuant to this bylaw.

5.2         Insurance and Advancement of Expenses.  The board of directors may authorize the purchase and maintenance of insurance for the purpose of such indemnification, and the Company shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this bylaw, all in the manner, under the circumstances and to the extent required or permitted by the Minnesota Business Corporation Act, as now enacted or hereafter amended.

ARTICLE 6.
GENERAL PROVISIONS

6.1          Books and Records.  The Company shall keep at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its Minnesota registered office within 10 days after receipt by an officer of the Company of a written demand by a shareholder, beneficial owner or a holder of a voting trust certificate, originals or copies of the books and records required to be kept and made available under the Minnesota Business Corporation Act, or any successor thereto.

6.2           Fiscal Year.  The fiscal year of the Company shall be fixed by resolution of the board of directors.

6.3           Corporate Seal.  The Company shall have no seal.

6.4           Amendment of Bylaws.  These bylaws may be amended or repealed by the board of directors.  Such authority of the board of directors is subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Business Corporation Act to adopt, amend or repeal bylaws adopted, amended or repealed by the board of directors.  After the adoption of the initial bylaws, the board of directors shall not adopt, amend or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors or fixing the number of directors or their classifications, qualifications or terms of office, except that the board of directors may adopt or amend any bylaw to increase the number of directors.